Exhibit 10.14

SECOND LOAN MODIFICATION AND REINSTATEMENT AGREEMENT

This Second Loan Modification and Reinstatement Agreement (this “Loan Modification Agreement”) is entered into as of November 13, 2012 (the “Second Loan Modification Effective Date”), by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 555 Mission St., Suite 900, San Francisco, California 94105 (“Bank”), and REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods Energy”), REAL GOODS TRADING CORPORATION, a California corporation (“Real Goods Trading”), EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC, a Delaware limited liability company (“EFEG Holdings”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”), EARTH FRIENDLY ENERGY GROUP, LLC, a Delaware limited liability company (“EFEG”), SOLAR WORKS, LLC, a Delaware limited liability company (“Solar Works”), ALTERIS RPS, LLC, a Delaware limited liability company (“RPS”), ALTERIS ISI, LLC, a Delaware limited liability company (“ISI”, and together with Real Goods Energy, Real Goods Trading, EFEG Holdings, Alteris, EFEG, Solar Works and RPS, individually and collectively, jointly and severally, the “Borrower”) and, solely for purposes of Section 6 below, REAL GOODS SOLAR, INC., a Colorado corporation (the “Secured Guarantor”).

Borrower and Bank hereby agree that, notwithstanding the fact that the Revolving Line Maturity Date has passed, the Loan Agreement and all Loan Documents (and all terms and provisions contained therein) shall be deemed to be reinstated and in full force and effect as if the Revolving Line Maturity Date did not occur prior to the extension herein.

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 19, 2011, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of December 19, 2011, as amended by a certain First Loan Modification Agreement, dated as of August 28, 2012 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in that certain Security Agreement, dated as of December 19, 2011, between the Secured Guarantor and Bank (as amended, the “Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Loan Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(i) thereof:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percentage points (2.75%); provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

and inserting in lieu thereof the following:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus four and three-quarters percentage points (4.75%); provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percentage points (2.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(g) thereof:

“(g) Payment; Interest Computation; Float Charge. Interest is payable monthly on the last calendar day of each month. In computing interest on the Obligations, all Payments received after 12:00 noon Eastern time on any day shall be deemed received on the next Business Day. In addition, Bank shall be entitled to charge Borrower a “float” charge in an amount equal to two (2) Business Days interest, at the interest rate applicable to the Advances, on all Payments received by Bank. The float charge for each month shall be payable on the last day of the month. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.”

and inserting in lieu thereof the following:

“(g) Payment; Interest Computation. Interest is payable monthly on the last calendar day of each month. In computing interest on the Obligations, all Payments received after 12:00 noon Eastern time on any day shall be deemed received on the next Business Day. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.”

3	The Loan Agreement shall be amended by inserting the following new Section 2.4(e) immediately following Section 2.4(d) thereof:

“(e) Collateral Monitoring Fee. A monthly collateral monitoring fee of One Thousand Dollars ($1,000), payable in arrears on the last day of each month (provided that: (i) such collateral monitoring fee shall be prorated for any partial month at the beginning and upon termination of this Agreement; and (ii) no collateral monitoring fee shall be applicable during a Streamline Period).”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a)(vi) thereof:

“(vi) within twenty (20) days after approval by Borrower’s board of directors and in any event within sixty (60) days after the end of each fiscal year of Borrower, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;”

and inserting in lieu thereof the following:

“(vi) within twenty (20) days after approval by Borrower’s board of directors and in any event within sixty (60) days after the end of each fiscal year of Borrower (provided that for the Borrower’s 2013 fiscal year, on or before December 31, 2012), (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8(b) thereof:

“(b) Provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains (including, without limitation, the Wells Fargo Account), Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

and inserting in lieu thereof the following:

“(b) Provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains (including, without limitation, the Wells Fargo Account, but excluding until required by Bank, in its sole discretion, existing Collateral Accounts of Real Goods Trading maintained at financial institutions other than Bank), Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

6	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9 Financial Covenant. Maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries (A) the sum of (i) Qualified Cash plus (ii) Borrower’s Eligible Accounts divided by (B) the total outstanding Obligations of Borrower owed to Bank, expressed as a ratio, of at least 2.00:1.00.”

and inserting in lieu thereof the following:

“6.9 Financial Covenant. Maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries (A) the sum of (i) Qualified Cash (which Qualified Cash shall in any event at all times consist of not less than Five Hundred Thousand Dollars ($500,000) of Borrower’s unrestricted cash maintained at Bank) plus (ii) Borrower’s Eligible Accounts divided by (B) the total outstanding Obligations of Borrower owed to Bank, expressed as a ratio, of at least 1.50:1.00.”

7	The Loan Agreement shall be amended by inserting the following definition, in its appropriate alphabetical order, in Section 13.1 thereof:

“Second Loan Modification Effective Date” is November 12, 2012.

8	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:

“Borrowing Base” is (a) 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Revolving Line” is an Advance or Advances in an amount not to exceed Seven Million Dollars ($7,000,000) outstanding at any time.

“Revolving Line Maturity Date” is October 30, 2012.

and inserting in lieu thereof the following:

“Borrowing Base” is (a) 75% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Revolving Line” is an Advance or Advances in an amount not to exceed Six Million Five Hundred Thousand Dollars ($6,500,000) outstanding at any time.

“Revolving Line Maturity Date” is March 31, 2013.

9	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted in its entirety and is replaced with Exhibit A attached hereto.

4. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	good standing certificates of each Borrower certified by the Secretary of State of each State in which Borrower is organized or incorporated, together with a certificate of foreign qualification from the applicable authority in each jurisdiction in which Borrower is so qualified, in each case dated as of a date no earlier than thirty (30) days prior to the Second Loan Modification Effective Date;

C.	evidence satisfactory to Bank that Borrower has received a commitment for not less than Two Million Dollars ($2,000,000) from the issuance of additional equity and/or additional Subordinated Debt (the “2012 Commitment”), which 2012 Commitment may be decreased in the event that Borrower raises additional capital (through the issuance of additional equity and/or additional Subordinated Debt), by the amount of such additional capital (in the event such 2012 Commitment proceeds are the result of the issuance of additional Subordinated Debt, such Subordinated Debt will be issued to Borrower’s existing holders of Subordinated Debt or such new holders of Subordinated Debt will be subject to a Subordination Agreement in favor of Bank, in each case in form and substance acceptable to Bank, in its sole discretion);

D.	executed copies of each Acknowledgment and Reaffirmation of Subordination Agreement from (i) Gaiam, Inc. (existing $1.7MM unsecured Promissory Note) and (ii) Riverside Renewable Energy Investments, LLC (existing $3MM unsecured Promissory Note), together with evidence acceptable to Bank that the maturity date of such Subordinated Debt has been extended (as necessary) to no earlier than April 1, 2013; and

E.	such other documents as Bank may reasonably request.

5. FEES. Borrower shall pay to Bank an extension fee equal to Fifty Thousand Dollars ($50,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

6. TERMINATION FEE; WARRANT. In the event that the Secured Guarantor or any entity comprising Borrower consummates a Change of Control on or before the earlier to occur of the Revolving Line Maturity Date and repayment in full of all Obligations, Borrower shall concurrently with such consummation pay to Bank a fee in cash in an amount equal to Three Hundred Thousand Dollars ($300,000) (the “Termination Fee”), which Termination Fee shall be fully earned and non-refundable when paid. In the event that the Secured Guarantor or any entity comprising Borrower shall not have consummated a Change of Control on or before the earlier to occur of the Revolving Line Maturity Date and repayment in full of all Obligations, then on and as of the date of such earlier-to-occur event the Secured Guarantor shall execute and deliver to Bank a Warrant to Purchase Stock in substantially the form attached as Exhibit B hereto (the “Warrant”). Among other things: (i) the initial Warrant Price (as defined in the Warrant) shall be the average of the closing prices of a share of the Class (as defined in the Warrant) for the five (5) consecutive trading days immediately preceding the date of issuance of the Warrant, (ii) the initial number of Shares (as defined in the Warrant) for which the Warrant shall be exercisable shall equal $195,000 divided by the initial Warrant Price, and (iii) the Warrant shall have a term of seven (7) years from the date of issuance, subject to earlier termination in accordance with the provisions thereof. As used herein, “Change of Control” means (x) with respect to any entity, a sale, assignment or other disposition by such entity of all or substantially all of its assets; (y) a sale, assignment or other disposition by the Secured Guarantor or any Borrower, in a single transaction or series of related transactions, of a majority of the outstanding voting equity securities of any Borrower to an equity holder who was not an equity holder immediately prior to such transaction, or the issuance by any Borrower, in a single transaction or series of related transactions, of voting equity securities constituting a majority of the total issued and outstanding voting equity securities of such Borrower immediately following the closing of such transaction or series of related transactions to an equity holder who was not an equity holder immediately prior to such transaction; or (z) with respect to any entity, a merger or consolidation of such entity into or with another person or entity (other than a merger effected solely for the purpose of changing such entity’s domicile). The Secured Guarantor represents and warrants to Bank that the execution and delivery of the Warrant (if any) in accordance with this Section 6 has been duly authorized by all necessary action on the part of the Secured Guarantor’s Board of Directors. The Secured Guarantor and Borrower agree that the Warrant shall constitute an Obligation and that the failure of the Secured Guarantor to execute and deliver the Warrant as and when required by this Section 6 shall constitute an Event of Default.

7. FINAL PAYMENT FEE. In addition to the fees and expenses described above, on the earlier to occur of (a) March 31, 2013 and (b) the termination of the Revolving Line, when Bank has no further obligation to make Credit Extensions under the Loan Agreement, Borrower shall pay to Bank a final payment fee equal to Thirty Thousand Dollars ($30,000), which final payment fee shall be fully earned and non-refundable when paid.

8. PAYMENT OF ACCRUED INTEREST TO GAIAM, INC. Notwithstanding the terms and conditions of (i) Section 7.9 of the Loan Agreement, and (ii) the terms and conditions of that certain Subordination Agreement, dated as of December 19, 2011, by and between Bank and Gaiam, Inc. (“Gaiam”), Borrower shall be permitted to pay to Gaiam, and Gaiam shall be permitted to receive and retain, all outstanding accrued but unpaid interest owed by Borrower to Gaiam pursuant to the terms and conditions of that certain Promissory Note, dated on or about December 19, 2011 (the “Initial Gaiam Note”), so long as (x) no Event of Default has occurred and is continuing, or would result immediately after giving effect to such payment; and (y) on or prior to such payment, the maturity date of the Initial Gaiam Note is extended to a date no earlier than April 30, 2013.

9. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby certifies that, other than as disclosed in the Perfection Certificate, no Collateral with a value greater than Ten Thousand Dollars ($10,000) in the aggregate is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral with a value in excess of Ten Thousand Dollars ($10,000) in the aggregate to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of December 19, 2011, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in such Perfection Certificate remains true and correct in all material respects as of the date hereof.

10. CONSENT. The Bank expressly consents to the terms, conditions and obligations of the Secured Guarantor, and, as applicable, Borrower, set forth in the Loan Commitment Agreement (together with the exhibits thereto), executed by the Secured Guarantor in connection with the 2012 Commitment described in Section 4(C) above, a copy of which is attached as Exhibit C hereto.

11. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

12. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement and each other Loan Document, and of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

13. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

14. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to waive the Existing Default pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future waivers or any other modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

15. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference.

16. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER

REAL GOODS ENERGY TECH, INC.		REAL GOODS TRADING CORPORATION

By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO	By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO

ALTERIS RENEWABLES, INC.		EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO	By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO

EARTH FRIENDLY ENERGY GROUP, LLC		SOLAR WORKS, LLC

By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO	By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO

ALTERIS ISI, LLC		ALTERIS RPS, LLC

	By: Alteris Renewables, Inc. Its: Sole Member		By: Alteris Renewables, Inc. Its: Sole Member

By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO	By: Name: Title:	/s/ Kam Mofid Kam Mofid CEO

REAL GOODS SOLAR, INC. (solely for purposes of Section 6)

By:	/s/ Kam Mofid
Name: Title:	Kam Mofid CEO

BANK: SILICON VALLEY BANK

By:	/s/ Elisa Sun
Name: Title:	Elisa Sun Relationship Manager

Acknowledgment and Agreement:

The undersigned ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty and a certain Security Agreement, each dated as of December 19, 2012, and each document executed in connection therewith, and acknowledges, confirms and agrees that the Unconditional Guaranty, Security Agreement and each document executed in connection therewith shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

REAL GOODS SOLAR, INC.

By:	/s/ Kam Mofid
Name: Title:	Kam Mofid CEO

Exhibit A to Second Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK Date:

FROM:	REAL GOODS ENERGY TECH, INC. ET. AL.

The undersigned authorized officer of REAL GOODS ENERGY TECH, INC., et al. (the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending             with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings	Monthly within 20 days	Yes No

Transaction Reports	Weekly and with each request for a Credit Extension (Monthly within 20 days during a Streamline Period)	Yes No

Projections	Within 20 days of board approval (no later than 60 days after FYE – for FY 2013, on or before December 31, 2012)	Yes No

Deferred Revenue Report, Schedule of Assets with respect to 3rd party construction and financing arrangements (including performance bonds and bank statements for non-SVB bank accounts)	Monthly within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual		Complies/Streamline
Maintain as indicated:
Liquidity Ratio (monthly)	1:50:1.00		:1.00	Yes No
Borrower’s unrestricted cash at Bank	$500,000	$		Yes No
Streamline Period (Qualified Cash minus the total outstanding Obligations of Borrower owed to Bank)	$2,000,000	$		Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

REAL GOODS ENERGY TECH, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity Ratio (Section 6.9)

Required:     Maintain at all times, to be tested as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries (A) the sum of (i) Qualified Cash (which Qualified Cash shall in any event at all times consist of not less than Five Hundred Thousand Dollars ($500,000) of Borrower’s unrestricted cash maintained at Bank) plus (ii) Borrower’s Eligible Accounts divided by (B) the total outstanding Obligations of Borrower owed to Bank, expressed as a ratio, of at least 1.50:1.00.

Actual:

A.	Qualified Cash	$
B.	Eligible Accounts	$
C.	Total Outstanding Obligations of Borrower owed to Bank	$
D.	Liquidity Ratio ( the sum of line A plus line B divided by line C, expressed as a ratio)		:1.00

Is line D equal to or greater than 1.50:1:00?

                 No, not in compliance                                                                                                                           Yes, in compliance

Does Line A consist of not less than $500,000 of Borrower’s unrestricted cash at Bank?

                 No, not in compliance                                                                                                                           Yes, in compliance

II.	Streamline Period.

Required:     Provided no Default or Event of Default has occurred and is continuing, the period (i) beginning on the first (1st) day in which Borrower has, for each consecutive day in the immediately preceding sixty (60) day period, maintained Qualified Cash minus the total outstanding Obligations of Borrower owed to Bank, as determined by Bank, in its sole discretion, in an amount at all times greater than or equal to Two Million Dollars ($2,000,000), as determined by Bank, in its sole discretion (the “Streamline Balance”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank, in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for thirty (30) consecutive days, as determined by Bank, in its sole discretion, prior to entering into a subsequent Streamline Period.

Actual:

A.	Qualified Cash	$
B.	Total Outstanding Obligations of Borrower owed to Bank	$
C.	Streamline Balance (line A minus line B)	$

Is line C equal to or greater than $2,000,000?

                 No, not in Streamline Period                                                                                                   Yes, in Streamline Period

Exhibit B to Second Loan Modification Agreement

Form of Warrant.

(See attached.)

Exhibit C to Second Loan Modification Agreement

2012 Commitment.

(See attached.)